Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of HWGC Holdings Limited of our report dated August 16, 2022, relating to the financial statements of of HWGG Capital P.L.C. as of and for the years ended December 31, 2021 and 2020, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Pan-China Singapore PAC

Singapore

August 16, 2022